                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323 and No. 333-18871) of HNC
Software Inc. of our report dated January 21, 1997 appearing on page 11 of this Form 10-K/A-Amendment No. 2. We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-22735) of HNC Software Inc. of our report dated January 21, 1997 appearing on page 11 of this Form 10-K/A - Amendment No. 2.





PRICE WATERHOUSE LLP

San Diego, California
October 20, 1997